Exhibit 10.1

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: Atlantic Coast Bank Jacksonville, Florida	) ) )	Terminates Order# AA-EC-12-104

ORDER TERMINATING THE CONSENT ORDER

WHEREAS, in an effort to protect the depositors, other customers and shareholders of Atlantic Coast Bank, Jacksonville, Florida (“the Bank”), and to ensure the Bank's operation in a safe and sound manner and in accordance with all applicable laws, rules and regulations, the Bank, by and through its duly elected and acting Board of Directors, consented to the issuance of a Cease and Desist Order (“Order”) dated August 10, 2012, Order# AA-EC-12-104, against the Bank by the Comptroller of the Currency of the United States of America (“Comptroller”); and

WHEREAS, the Comptroller believes that the protection of the depositors, other customers and shareholders of the Bank as well as the Bank's operation in accordance with all applicable laws, rules and regulations, do not require the continued existence of said Order because the Bank has attained compliance with the Order;

NOW, THEREFORE, the Comptroller directs that the Order dated August 10, 2012, be and it hereby is, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his authorized representative, has hereunto set his hand.

/s/ Steven D. Jacobs	03/26/2015
Steven D. Jacobs	Date
Director for Special Supervision